UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported):
November 23, 2005 (November 21, 2005)
ZIX CORPORATION
(Exact name of Registrant as specified in its charter)

TEXAS (State of incorporation or organization)	001-17995 (Commission file number)	75-2216818 (I.R.S. employer identification number)
2711 North Haskell Avenue, Suite 2300, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 370-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
     On August 9, 2005, Zix Corporation (the “Company”) closed a transaction under a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers (collectively, the “Purchasers”) in which the Company agreed to issue and sell an aggregate of 10,503,862 units consisting of (i) one share of common stock of the Company, par value $0.01 per share (the “Common Stock”), and (ii) a related warrant to purchase one-third of one share of Common Stock. The units were sold for a purchase price of $2.50 per unit, except in the case of units purchased by officers and directors of the Company, which were sold at a purchase price of $2.99 per unit.
     Due to limitation arising as a result of marketplace rules of the Nasdaq National Market applicable to the Company, the Company only issued an aggregate of 6,302,318 shares of Common Stock and related warrants to purchase 2,079,767 shares of Common Stock to the Purchasers at the closing of the Purchase Agreement for an aggregate purchase price of approximately $15.8 million ($14.61 million in net proceeds to the Company after transaction fees and expenses). Additionally, approximately $10.5 million ($9.64 million in net proceeds after transaction fees and expenses) of funds relating to the remaining 4,201,544 shares of Common Stock and related warrants to purchase up to 1,386,507 shares of Common Stock (together, the “Excess Securities”) were placed in escrow pending the approval of the Company’s shareholders to issue the Excess Securities.
     On November 21, 2005, the shareholders approved the issuance of the Excess Securities at a special shareholders meeting. The approval of the shareholders results in total proceeds to the Company from the transaction of $24.3 million, net of transaction fees and expenses. The Company intends to use the net proceeds for working capital and general corporate purposes, including funding the Company’s business plan. A copy of the Company’s press release announcing the special shareholders’ meeting voting results, including the approval of the issuance of the Excess Securities, is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     All of the Common Stock shares issued in the August 9, 2005 private placement transaction and the shares issuable upon exercise of the warrants, including the Excess Securities, are covered by a shelf registration statement filed with the Securities and Exchange Commission, No. 333-128186.
Item 7.01. Regulation FD Disclosure.
     At a special meeting of shareholders held on November 21, 2005, the shareholders elected Charles A. (“Chip”) Kahn III, Robert C. Hausmann, and Paul E. Schlosberg to the Company’s Board of Directors. There was no arrangement or understanding between any of the new directors and any other person pursuant to which these new directors were selected as a director. Mr. Hausmann will serve on the Company’s Audit Committee. No determination has yet been made as to which committees of the Company’s Board of Directors Messrs. Kahn and Schlosberg will serve on. A copy of the Company’s press release announcing the special shareholders’ meeting voting results, including the election of Messrs. Hausmann, Kahn and Schlosberg, is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description
99.1	Press release issued by Zix Corporation on November 21, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION
Date: November 23, 2005	By:	/s/ Bradley C. Almond
Bradley C. Almond
Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release issued by Zix Corporation on November 21, 2005.